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Separate Account W - Standardized 1 Year Return (example)

ONE YEAR RETURN PERIOD ENDING 6/30/01

                                                    Bond
Fund Value                                          $1,097.60
Surr Charge                                            $60.00
Final Value                                         $1,037.60
Annual Return (Adjusted for Admin)                      3.79%

Unit Values

Date                                                 Bond
6/30/2000                                            4.181866
6/30/2001                                            4.590005

Separate Account W - Standardized 5 Year Return (example)

FIVE YEAR RETURN PERIOD ENDING 6/30/01

                                                    Bond
One Year                                            $  979.21

Two Year                                            $1,083.46

Three Year                                          $1,115.06

Four Year                                           $1,186.36

Five Year                                           $1,302.15
Surr Charge                                             $0.00
Final Value                                         $1,302.15
Annual Return (Adjusted for Admin)                      5.45%

Unit Values
                                                     Bond
6/30/1996                                            3.524949
6/30/1997                                            3.451666
6/30/1998                                            3.819158
6/30/1999                                            3.930525
6/30/2000                                            4.181866
6/30/2001                                            4.590005

Separate Account W - Standardized 10 Year/Lifetime Return (example)

TEN YEAR/LIFETIME RETURN PERIOD ENDING 6/30/01

                                                    Bond
One Year                                            $1,099.07

Two Year                                            $1,152.51

Three Year                                          $1,251.98

Four Year                                           $1,420.15

Five Year                                           $1,501.95

Six Year                                            $1,558.86

Seven Year                                          $1,724.82

Eight Year                                          $1,775.12

Nine Year                                           $1,888.63

Ten Year                                            $2,072.96
Surr Charge                                              0.00
Final Value                                         $2,072.96
Annual Return (Adjusted for Admin)                      7.59%

Unit Values
                                                     Bond
6/30/1991                                            2.214231
6/30/1992                                            2.433581
6/30/1993                                            2.551916
6/30/1994                                            2.772179
6/30/1995                                            3.144542
6/30/1996                                            3.524949
6/30/1997                                            3.451666
6/30/1998                                            3.819158
6/30/1999                                            3.930525
6/30/2000                                            4.181866
6/30/2001                                            4.590005


Average Inforce Account Values in prior year     $217,000,000
Admin Fees (Per Contract) in prior year               $60,760
Annual Admin Adjustment to Performance                 -0.03%


Separate Account W - Non-standardized Return

Accumulated Amounts

             Base Period
Years        Start Date     End Date                Bond
        1    6/30/2000      6/30/2001               $1,097.60
        2    6/30/1999      6/30/2000               $1,167.78
        3    6/30/1998      6/30/1999               $1,201.84
        4    6/30/1997      6/30/1998               $1,329.79
        5    6/30/1996      6/30/1997               $1,302.15
     Life                                           $4,590.01

Compound Growth Rate

             Base Period
Years        Start Date     End Date                Bond
        1    6/30/2000      6/30/2001                   9.76%
        2    6/30/1999      6/30/2000                   8.06%
        3    6/30/1998      6/30/1999                   6.32%
        4    6/30/1997      6/30/1998                   7.39%
        5    6/30/1996      6/30/1997                   5.42%
     Life                                              15.48%

Unit Values
                                                     Bond
6/30/2001                                            4.590005
6/30/2000                                            4.181866
6/30/1999                                            3.930525
6/30/1998                                            3.819158
6/30/1997                                            3.451666
6/30/1996                                            3.524949

Life Return                                         Bond

Inception Date/Start Date                           12/1/1989
Unit value                                           1.000000
Period (Years)                                          11.59